Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Kyocera Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2007 as amended by this Form 20/A (Amendment No. 1) (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 5, 2007

/s/ Masahiro Umemura
Name:	Masahiro Umemura
Title:	Vice Chairman and Representative Director
(Principal Financial Officer)